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                                                               EXHIBIT 23.6


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-34265 of AmeriPath, Inc. on Form S-1 of our reports appearing in this Prospectus, which is part of this Registration Statement, as follows: dated November 12, 1996 on the combined financial statements of Clay J. Cockerell, M.D., P.A. and Freeman-Cockerell Laboratories, Inc.; and dated August 22, 1997 on the combined financial statements of Unipath Ltd. and Affiliates. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Dallas, Texas

September 23, 1997